Exhibit 23.4

NETHERLAND, SEWELL & ASSOCIATES, INC.		FAX 214-969-5411
PETROLEUM CONSULTANTS
TEXAS REGISTERED ENGINEERING FIRM F-2699
4500 Thanksgiving Tower - 1601 Elm Street	DALLAS, TEXAS 75201	TELEPHONE 214-969-5401

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the use of the name Netherland, Sewell & Associates, Inc., in the form and context in which they appear in this Registration Statement on Form F-1 of Graña y Montero S.A.A. We hereby further consent to the use in such Registration Statement of information contained in our report dated April 19, 2013 relating to the estimates of the oil and gas reserves and related revenues of GMP S.A., a subsidiary of Graña y Montero S.A.A. and the filing of such report as an exhibit to such Registration Statement. We further consent to the reference to this firm under the heading “Experts” in the Registration Statement.

Netherland, Sewell & Associates, Inc.

By:	/s/ C. H. (Scott) Rees III, P.E.
C.H. (Scott) Reese III, P.E.

Chairman and Chief Executive Officer

Dallas, Texas

May 8, 2013